Exhibit 99.1

FOR IMMEDIATE RELEASE                     For more information contact:

                                          David Brunton, Chief Financial Officer
                                          SBE, Inc.
                                          925-355-7700
                                          davidb@sbei.com

                 SBE, Inc. Announces Second Quarter 2006 Results

SAN RAMON, CA -- May 25, 2006--SBE, Inc. (Nasdaq: SBEI), a leading provider of high-performance IP storage solutions serving remote back-up and disaster recovery applications, today reported results for the three-month and six-month periods ended April 30, 2006.

Net sales for the second quarter ended April 30, 2006 were $1.8 million, compared with $1.7 million for the second quarter of fiscal 2005. Net loss for the second quarter of fiscal 2006 was $3.0 million, or $0.30 per share, basic and diluted, compared to a net loss for the second quarter of fiscal 2005 of $936,000, or $0.18 per share, basic and diluted. The loss for the quarter ended April 30, 2006 includes:

      o $1.0 million of non-cash expenses primarily related to the amortization of software acquired from PyX Technologies;

      o $636,000 resulting from the write-off of capitalized development and inventory related to the discontinuance of SBE's VoIP/DSP product line;

      o $330,000 of stock-based compensation expense resulting from stock grants paid by the company; and

      o $350,000 of stock-based compensation expense resulting from the company's required adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," ("SFAS 123R") at the beginning of the year.

Net sales for the six months ended April 30, 2006 were $3.2 million, compared with $4.5 million for the same period in 2005. Net loss was $5.8 million, or $0.58 per share, basic and diluted, for the six months ended April 30, 2006 compared to a net loss of $760,000, or $0.15 per share, basic and diluted, for the same period in 2005. The loss for the six months ended April 30, 2006 includes:

      o $2.0 million of non-cash expenses primarily related to the amortization of software acquired from PyX Technologies and;


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      o     $636,000 resulting from the write-off of capitalized development and inventory related to the discontinuance of SBE's VoIP/DSP product line;

      o $402,000 of stock-based compensation expense resulting from stock grants paid by the company; and

      o $707,000 of stock-based compensation expense resulting from the company's required adoption of SFAS 123R at the beginning of the year.

SBE ended the second quarter of fiscal 2006 with working capital (current assets less current liabilities) of $3.2 million, compared to $5.5 million at the end of fiscal 2005. No debt existed at either date.

Quarterly Highlights

      o iSCSI Shipments. SBE activated over 400 iSCSI Target Software licenses in the second quarter of fiscal 2006, resulting from OEM design wins achieved during the past year.

      o Continued iSCSI Evaluation and Design-In Activity. SBE saw continued interest from storage OEMs and system integrators to activate iSCSI software evaluations. During the second quarter, six storage equipment providers licensed SBE's iSCSI target software for integration into their next generation solutions.

      o iSCSI Feature Enhancements. In March, SBE released its 2.0 version of the iSCSI Target Software which included upgraded features such as software RAID functionality, explicit FileIO configuration, selectable ERL settings per initiator, and updated GUI design to further enhance the user experience.

      o Storage Industry Veteran Joins Board. John D'Errico, former Executive Vice President of LSI Logic's Storage Component Business, was appointed to SBE's Board of Directors in April. Mr. D'Errico brings to SBE over 30 years of storage and communications expertise.

"SBE continues to see an increasing flow of interest in customer evaluations of our iSCSI products," said Greg Yamamoto, President and Chief Executive Officer of SBE. "We remain focused on enhancing and expanding our portfolio of IP storage solutions designed to enable highly reliable remote storage, back-up, and disaster recovery for small-to-medium business and large enterprises."

"In our efforts to better leverage the iSCSI traction we have seen to date, we are placing a greater level of emphasis on product development and support for the IP storage market. As a result, we have decided to discontinue development of our VoIP/DSP product line so that resources from those efforts can be redirected to accelerate iSCSI-related initiatives," continued Yamamoto. "Although our future development activity is focused primarily on IP storage solutions, we will continue to fully support our existing embedded customers with the same level of premium products and services to which they are accustomed."

Conference Call Information

SBE will not host a second quarter conference call.

About SBE

SBE designs and provides IP-based storage networking solutions for an extensive range of business critical applications, including back-up and disaster recovery. SBE delivers a portfolio of scalable, standards-based hardware and software products designed to enable optimal performance and rapid deployment across a wide range of next-generation storage systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. More information is available at www.sbei.com.

                                     - ### -

This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about market opportunity for new products and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, risks related to the company's reliance on a small number of OEM customers, rapidly changing product requirements, the introduction of new products, market acceptance of the company's products, and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

                                - Tables Follow -


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SBE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and six months ended April 30, 2006 and 2005
(In thousands, except per share amounts)
(Unaudited)

                                       Three months ended       Six months ended
                                            April 30,               April 30,
                                        2006        2005        2006        2005
                                      --------    --------    --------    --------

Net sales                             $  1,816    $  1,706    $  3,216    $  4,520

Amortization of acquired software        1,023           5       2,046          20
Cost of sales                            1,277       1,071       2,079       2,285
                                      --------    --------    --------    --------

Gross profit                              (484)        630        (909)      2,215

Product research and development         1,120         573       2,050       1,046
Sales and marketing                        610         567       1,170       1,126
General and administrative                 477         426         945         795
Stock-based compensation                   350          --         707          --
                                      --------    --------    --------    --------

Total operating expenses                 2,557       1,566       4,872       2,967

Operating loss                          (3,041)       (936)     (5,781)       (752)
Interest and other income (expense)         12          --          30          (3)
                                      --------    --------    --------    --------

Loss before income taxes                (3,029)       (936)     (5,751)       (755)
Income tax provision                        --          --           6           5
                                      --------    --------    --------    --------

Net loss                              $ (3,029)   $   (936)   $ (5,757)   $   (760)
                                      ========    ========    ========    ========

Basic and diluted loss per share      $  (0.30)   $  (0.18)   $  (0.58)   $  (0.15)
                                      ========    ========    ========    ========

Basic and diluted -- shares used
 in per share computations              10,123       5,207      10,008       5,172
                                      ========    ========    ========    ========

SBE, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                       April 30,    October 31,
                                                          2006          2005
                                                       ---------    -----------
Current assets:
    Cash and cash equivalents                          $   1,643    $     3,632
    Trade accounts receivable, net                         1,586          1,555
    Inventories                                            1,188          1,283
    Other                                                    248            293
                                                       ---------    -----------
          Total current assets                             4,665          6,763

    Property, plant and equipment, net                       610            563
    Capitalized software costs, net                        9,163         11,425
    Other                                                     53             82
                                                       ---------    -----------
          Total assets                                 $  14,491    $    18,833
                                                       =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Trade accounts payable                             $     917    $       743
    Deferred revenue                                         211            138
    Other accrued expenses                                   344            362
                                                       ---------    -----------
          Total current liabilities                        1,472          1,243

Other long-term liabilities                                  300            241
                                                       ---------    -----------
          Total liabilities                                1,772          1,484
                                                       ---------    -----------

Stockholders' equity:
    Common stock                                          34,157         35,432
    Deferred compensation                                      0         (2,402)
    Accumulated deficit                                  (21,438)       (15,681)
                                                       ---------    -----------
          Total stockholders' equity                      12,719         17,349
                                                       ---------    -----------
          Total liabilities and stockholders' equity   $  14,491    $    18,833
                                                       =========    ===========